Exhibit 99.1

[LOGO] StakeTech
       STAKE TECHNOLOGY LTD.

                                                                SunOpta [LOGO]

                              FOR IMMEDIATE RELEASE

                     STAKE ANNOUNCES SECOND QUARTER RESULTS

      REPORTS RECORD REVENUES AND NET EARNINGS FOR QUARTER AND YEAR-TO-DATE

           "SIX MONTH REVENUES UP 72%, SIX MONTH NET EARNINGS UP 100%"

Toronto, Ontario, August 7, 2003. Stake Technology Ltd. (Stake) (Nasdaq - STKL) (TSX - SOY) today announced results for the second quarter and six months ended June 30, 2003. All amounts are expressed in US dollars.

The Company achieved record revenues and net earnings for the three months ended June 30, 2003, realizing its 23rd consecutive quarter of record revenue growth and the first quarter with revenues in excess of $50 million. Revenues in the quarter increased by 68% to $52,641,000 as compared to $31,378,000 in the second quarter of the prior year. These results were led by an 87% increase in revenues within the Company's vertically integrated natural and organic food operations, driven by a combination of internal growth and the acquisitions completed in late 2002. For the six months ended June 30, 2003, revenues increased 72% to $94,052,000 compared to $54,685,000 in the prior year.

Net earnings in the second quarter were a record $2,396,000 or $0.06 per basic common share compared to $1,704,000 or $0.04 per basic common share in the second quarter of 2002. For the six months ended June 30, 2003 net earnings are a record $3,460,000, an increase of 100% versus 2002 results of $1,727,000. The increase over the prior year-to-date in both the quarter and year were due to a number of factors including increased sales of bulk grains and specialty beans, increased sales of aseptic packaged soymilk products, cost reductions throughout the organization and the impact of the acquisitions in late 2002 of Opta Food Ingredients, Wild West Organic Harvest and Simply Organic.

The Company continues to maintain a strong balance sheet with working capital of $15,885,000 and total assets of $118,109,000. The debt to equity ratio at June 30, 2003 was 0.47:1 compared to 0.51:1 at the end of the first quarter and 0.74:1 at December 31, 2002.

Jeremy N. Kendall, Chairman and CEO of Stake Technology Ltd., commented that, "We are very pleased by the record revenues and net earnings realized in the first half of 2003. We are confident that we will continue to grow our business and the underlying results as we continue to integrate our operations, bring new products to market and pursue many exciting opportunities in the fast growing natural and organic foods sectors. We remain committed to profitably growing our business and in doing so, driving solid shareholder value."

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Selected financial information (Expressed in U.S. dollars)

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                          Three months ended   Three months ended       % Change
                               June 30, 2003        June 30, 2002
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Sales                           $ 52,641,000          $31,378,000          68%
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Gross Profit                    $  9,105,000          $ 5,436,000          67%
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Operating Earnings (1)          $  3,231,000          $ 2,213,000          46%
--------------------------------------------------------------------------------
Earnings Before Taxes           $  3,165,000          $ 2,470,000          28%
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Net Earnings                    $  2,396,000          $ 1,704,000          41%
--------------------------------------------------------------------------------
Basic E.P.S                     $       0.06          $      0.04          50%
--------------------------------------------------------------------------------
Diluted E.P.S                   $       0.05          $      0.04          25%
--------------------------------------------------------------------------------

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                            Six months ended     Six months ended       % Change
                               June 30, 2003        June 30, 2002
--------------------------------------------------------------------------------
Revenues                        $ 94,052,000          $54,685,000          72%
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Gross Profit                    $ 16,223,000          $ 8,714,000          86%
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Operating Earnings (1)          $  4,864,000          $ 2,540,000          92%
--------------------------------------------------------------------------------
Earnings Before Taxes           $  4,685,000          $ 2,477,000          89%
--------------------------------------------------------------------------------
Net Earnings                    $  3,460,000          $ 1,727,000         100%
--------------------------------------------------------------------------------
Basic E.P.S                     $       0.08          $      0.04         100%
--------------------------------------------------------------------------------
Diluted E.P.S                   $       0.08          $      0.04         100%
--------------------------------------------------------------------------------
Weighted # of Shares              42,448,394           41,156,000           4%
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                               June 30, 2003        June 30, 2002       % Change
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Working Capital                 $ 15,885,000          $17,683,000         (10)%
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Total Assets                    $118,109,000          $82,627,000          43%
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Long-Term Debt                  $ 27,280,000          $15,754,000          73%
--------------------------------------------------------------------------------
Shareholders' Equity            $ 57,799,000          $46,206,000          25%
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Book Value per Share            $       1.34          $      1.12          20%
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(1)   Earnings before interest income (expense) and foreign exchange gains.

Stake Technology will be holding a conference call for investors and analysts at 10:00 am. Eastern Time on Friday, August 8, 2003. Jeremy Kendall will discuss second quarter results, as well as recent corporate developments. After opening remarks, there will be a question and answer period. The dial in numbers are 1
(888) 857-6929 or (719) 457-2600 followed by pass code: 642956#. This conference call will also be distributed live over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors may listen to the call via www.companyboardroom.com. Institutional investors may access the call via www.streetevents.com. Additionally, the call may be accessed via a link at the Company's website at www.staketech.com or www.sunopta.com. To listen to the live call over the Internet please go to one of the websites at least 15 minutes early to register, download and install any necessary audio software. A replay number can also be accessed between August 8 and August 18 with the toll fee dial-in number 1 (888) 203-1112 or (719) 457-0820 followed by pass code:
642956#

Stake Technology Ltd., soon to be SunOpta Inc., is an owner/operator of high-growth ethical businesses, focusing on integrated business models in the natural and organic food markets. For the last five consecutive years, Stake was included in Profit magazine's `Profit 100' list of the 100 fastest growing companies in Canada. The company has three business units: the Food Group, which specializes in sourcing, processing and distribution of natural and organic food products; integrated from seed through packaged products; the Environmental Industrial Group; a producer, distributor, and recycler of environmentally friendly industrial materials; and the Steam Explosion Technology Group who engineer and market clean pulping systems using patented steam explosion technology. Each of these business units has proprietary products and services that give it a solid competitive advantage in its sector.

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For further information, please contact:

Stake Technology Ltd.                               Investor Relations Counsel
Jeremy N. Kendall, Chairman & C.E.O.                The Equity Group Inc.
Steve Bromley, Executive Vice President & CFO       Linda Latman 212-836-9609
Susan Wiekenkamp, Information Officer               www.theequity.group.com
Tel: 905-455-2528, ext 103
info@staketech.com

Websites: www.staketech.com or www.sunopta.com www.sunrich.com www.bei.ca www.steamexplosion.com www.sunrichvalley.com www.organickitchen.ca www.wildwestorganicharvest.com www.kettlevalley.net www.opta-food.com

Note: This news release may contain forward-looking information. Actual future results may differ materially. The risks, uncertainties, and other factors that could influence actual results are described in the Company's annual report to shareholders and in SEC filings.